SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Amendment 2

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 2, 2007

Network Capital, Inc.

------------------------------------------------------------------------------------------------------------

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Minnesota	000-32155	41-0829057
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

360 Main Street, P.O. Box 393

 Washington, VA

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

540-675-3149

 (ISSUER TELEPHONE NUMBER)

none

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

A.

Dismissal of independent registered public accounting firm:

On October 18, 2007, the Company dismissed S.W. Hatfield, CPA (S.W. Hatfield) of Dallas, Texas. As its auditors. S.W. Hatfield, served as Network Capital, Inc. (the Company’s) auditors from its engagement as of February 16, 2004, until the date of its termination on October 18, 2007.

During the term of the engagement of S.W. Hatfield, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, whish disagreements, if not resolved to the satisfaction of S.W. Hatfield, would have caused them to make reference thereto in their report on the financial statements. In accordance with Item 304(a)(1)(iv) of Regulation S-B

No accountant’s report on the financial statements, issued by S.W. Hatfield, for either of the past two (2) years, ended March 31, 2006 and 2005, contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern. In accordance with Item 304(a)(1)(ii) of Regulation S-B.

The appointment of P S Stephenson & Co., P.C., and  the dismissal of S.W. Hatfield, was recommended and approved by the board of directors in accordance with Item 304(a)(1)(iii) of Regulation S-B.

The Company has provided S.W. Hatfield, with a copy of the disclosures it is making in response to this Item 4.01 prior to the day that this Current Report on Form 8-K/A is being filed with the SEC. The Company requested that S.W. Hatfield furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter form S.W. Hatfield, is attached as Exhibit 16 to this Form 8-K and incorporated herein by reference.

B.

Appointment of independent registered public accounting firm

On June 28, 2007, the Company engaged P S Stephenson & Co., P.C., in Wharton, Texas (P S Stephenson) as its auditors. The appointment of P S Stephenson was approved by the Company’s Board of Directors. During the Company’s two most recent fiscal years and through the date of this Current Report, the Company did not consult P S Stephenson regarding either

▪

(i)the application of accounting principles to a specified completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or

▪

(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or an event identifiable in response to Item 304(a)(1)(iv) of Regulation S-B.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On February 2, 2007, Belmont Partners, LLC (“Belmont”) purchased a controlling interest in Network Capital, Inc. (the “Company”). Belmont is now the majority shareholder of the Company and has acted by written consent to appoint Joseph Meuse as a Director of the Company.  Belmont plans to remove members of the board of directors other than Mr. Meuse.

▪

As of February 2, 2007 Joseph J Meuse was appointed as the Company's Director, President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary.

▪

Bruce Cairney then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective February 2, 2007.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Bruce Cairney resigned as a member of the Company's Board of Directors effective as of August 2, 2007. J.R. Stirling also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective February 2, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. Joseph Meuse, Chairman  & President

Joseph Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He has been a Managing Partner at Belmont Partners as well as Castle Capital Partners since 1995. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Volcanic Gold, Inc., Pivotal Technologies, Inc., Discas, Inc., Aztec Technology Partners, Inc.,  Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer, Global Filings, and 3-D Shopping, Inc. Mr. Meuse attended the College of William and Mary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information:
None
(c)	Exhibits:
16.1 Letter of S.W. Hatfield, dated November 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Capital, Inc.

Date: November 13, 2007	By:	/s/ Joseph Meuse
Joseph Meuse President

3